SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

(Amendment No. ____)

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☒	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☐	Definitive Information Statement

REVOLUTIONS MEDICAL CORPORATION

(Name of Registrant as Specified in Its Charter)

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REVOLUTIONS MEDICAL CORPORATION

1124 PARK WEST BLVD. SUITE #102

MOUNT PLEASANT, SC 29466

NOTICE OF ACTION BY

WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

To the Holders of Common Stock of Revolutions Medical Corp.:

The accompanying Information Statement is being furnished to the holders of shares of the common stock of Revolutions Medical Corp. (the "Company" or “Revolutions Medical”), a Nevada corporation.  The Board of Directors (the "Board") is not soliciting your proxy and you are requested not to send us a proxy.  The purpose of this Information Statement is to notify you of the following actions already approved by written consent of a majority of the voting stockholders and the Board:

●

to file a Certificate of Amendment to our Articles of Incorporation, as amended (the “Articles of Incorporation”) to increase the Company’s authorized common stock, par value $0.001 per share (the “Common Stock”) from 250,000,000 shares to 750,000,000 shares, such that the capital stock of the Company will consist of 750,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share (the “Amendment”).

The Amendment is more fully described in the accompanying Information Statement.  The written consent of a majority of the voting shareholders was in accordance with Section 78.320 of the Nevada Revised Statutes, our Articles of Incorporation and our bylaws, each of which permits that any action which may be taken at a meeting of the shareholders may also be taken by the written consent of the holders of a majority of the voting power to approve the action at a meeting.  The accompanying Information Statement is being furnished to all of our shareholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing out shareholders of the action taken by the Written Consent before it becomes effective.   This information statement will be mailed on or about December __, 2014 to stockholders of the Record Date.

This is not a notice of a special meeting of shareholders and no shareholder meeting will be held to consider any matter which is described herein.

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO SHAREHOLDERS ON OR ABOUT DECEMBER __, 2014.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

December __, 2014	/s/ Rondald L. Wheet
Rondald L. Wheet Chief Executive Officer

REVOLUTIONS MEDICAL CORPORATION

1124 PARK WEST BLVD. SUITE #102

MOUNT PLEASANT, SC 29466

INFORMATION STATEMENT

December __, 2014

Action by Written Consent of Majority Stockholders

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

In this Information Statement we refer to Revolutions Medical Corp., a Nevada corporation, as the “Company,” “we,” “us,” or “our.”

This Information Statement is furnished by the Board of Directors (the “Board”) of Revolutions Medical Corp., a Nevada corporation (the “Company” or “We”) to inform the stockholders of action already approved by written consent (the “Written Consent”) as of November 25, 2014 (the “Record Date”) by the majority stockholders (the “Majority Stockholders”).  As of the Record Date, the Majority Stockholders held of record 47,531,404 shares of our common stock, par value $0.001 per share (the “Common Stock”) and 1,000,000 shares of our Preferred Stock, par value $0.001 per share (the “Preferred Stock”), which represented approximately 50.75% of the total outstanding votes.  Each share of our Preferred Stock has the equivalent of 125 votes on each matter submitted to stockholders.

Action by Written Consent

The following actions were approved by the written consent of the holders of a majority of our outstanding voting stock as of the Record Date, which we refer to as the Written Consent, in lieu of a special meeting:

●

the filing of the Certificate of Amendment to our Articles of Incorporation, as amended (the “Articles of Incorporation”) to increase the Company’s authorized common stock, par value $0.001 per share (the “Common Stock”) from 250,000,000 shares to 750,000,000 shares, such that the capital stock of the Company will consist of 750,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share (the “Amendment”).

The Amendment is more fully described in the accompanying Information Statement.  The Written Consent was in accordance with Section 78.320 of the Nevada Revised Statutes, our Articles of Incorporation and our bylaws, each of which permits that any action which may be taken at a meeting of the shareholders may also be taken by the written consent of the holders of a majority of the voting power to approve the action at a meeting.  The accompanying Information Statement is being furnished to all of our shareholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing out shareholders of the action taken by the Written Consent before it becomes effective.   This information statement will be mailed on or about December __, 2014 to stockholders of the Record Date.

Pursuant to the Written Consent on November 25, 2014, the Majority Stockholders approved the Amendment to increase the authorized Common Stock from 250,000,000 shares to 750,000,000 shares, such that the capital stock of the Company will consist of 750,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share (the “Action”).

The Action was unanimously approved by our Board of Directors on November 25, 2014.

This Information Statement contains a brief summary of the material aspects of the Action approved by the Board and the Majority Stockholders.

The Board will not file the Amendment with the Secretary of State of Nevada until at least 20 calendar days following the date of mailing of this Information Statement to our shareholders. The increase in our authorized common stock will become effective on the date of filing.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

RECOMMENDATION OF THE BOARD OF DIRECTORS

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify our shareholders of certain corporate actions taken by the Majority Stockholders pursuant to the Written Consent.  In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Action as early as possible to accomplish the purposes hereafter described, the Board elected to seek the written consent of the Majority Stockholders to reduce the costs and implement the Action in a timely manner.

Who is Entitled to Notice?

Each outstanding share of Common Stock as of record on the Record Date will be entitled to notice of the actions to be taken pursuant to the Written Consent.

What Vote is Required to Approve the Action?

The affirmative vote of Majority Stockholders of the Company outstanding on the Record Date is required for approval of the Action.  As of the Record Date, the Company had 214,963,227 shares of Common Stock issued and outstanding.  Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders.  Each share of our Preferred Stock has the equivalent of 125 votes on each matter submitted to stockholders. As a result, the Majority Stockholders’ holdings represent 50.75% of the total outstanding votes. Because the Majority Stockholders, holding a majority of the voting rights of the Company as of the close of business on the Record Date, voted in favor of the Action, no other shareholder consents will be obtained in connection with this Information Statement.

Do I have appraisal rights?

Neither the Nevada Revised Statutes nor our Articles of Incorporation or bylaws provide our stockholders with appraisal rights in connection with the Action discussed in this Information Statement.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholders.

AMENDMENT TO ARTICLES OF INCORPORATION, AS AMENDED, TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 250,000,000 SHARES TO 750,000,000 SHARES

The Company’s Articles of Incorporation authorized the issuance of 250,000,000 shares of common stock, par value of $0.001 per share, and 5,000,000 shares of preferred stock, par value of $0.001 per share. On November 25, 2014, the Board of Directors of the Company approved the Certificate of Amendment of our Articles of Incorporation, which is attached hereto as Exhibit A, to increase the Company’s authorized Common Stock from 250,000,000 shares to 750,000,000 shares, such that the capital stock of the Company will consist of 750,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share (the “Amendment”).

The Board will not file the Amendment with the Secretary of State of Nevada until at least 20 calendar days following the date of mailing of this Information Statement to our shareholders. The increase in our authorized common stock will become effective on the date of filing.

Reason for Increase in Authorized Shares

The general purpose and effect of the amendment to the Company’s Articles of Incorporation in authorizing seven hundred fifty five million (755,000,000) shares of capital stock is to facilitate existing and future financing agreements, if any, which often include the requirement to provide irrevocable reserve of common shares in excess of shares currently issuable under the financing agreements, which enables the Company to continue its current business operations. Our Board of Directors believes that the increased number of authorized shares of common stock contemplated by the proposed amendment is desirable to provide us with the flexibility to meet our business needs as they arise, to take advantage of favorable opportunities and to respond to a changing environment, and is in the best interests of the Company and its stockholders..

As of the Record Date, our capitalization was as follows:

Shares of our common stock authorized for issuance	250,000,000

Shares of our common stock issued and outstanding as of the Record Date	214,963,227

Shares of our common stock issuable upon the exercise of outstanding stock options, under and outside of our stock plans	11,500,000

Shares of our common stock issuable upon exercise of outstanding warrants	6,249,008

Shares of our common stock held in reserve for convertible promissory notes*	0

Total number of shares available for issuance as of the Record Date	35,036,773

* The number of shares to be issued upon conversion will based on current market prices of the Company’s Common Stock

Advantages, Disadvantages and Effects of the Proposed Increase in the Authorized Common Stock

In addition to the foregoing, in our efforts to further our business, our Board may seek to complete additional financings in the near future. If and when we do determine to pursue an additional financing or business transaction, having additional authorized capital available for issuance in the future will give us flexibility and may allow such shares to be issued without the expense and delay of another shareholder meeting.

Additionally, at this time, the increase in authorized shares of common stock is not in any way related to any plans or intentions to enter into a merger, consolidation, acquisition or similar business transaction.

Further, there are certain advantages and disadvantages of an increase in our authorized stock. The advantages include, among others, the ability to raise capital by issuing capital stock under the transactions described above, or other financing transactions, and to have shares of our capital stock available to pursue business expansion opportunities, if any. The disadvantages include, among others, the issuance of additional shares of our capital stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences. In addition, shareholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future and, therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of our existing shareholders.

Authorized, but unissued shares of common stock, may be used by the Company for any purpose permitted under Nevada law, including but not limited to, paying stock dividends to stockholders, raising capital, providing equity incentives to employees, officers, directors, and service providers, and entering into transactions that the Board believes provide the potential for growth and profit. Although, except as discussed hereof, we presently have no plan, commitment, arrangement, understanding or agreement to issue additional shares of common stock (except pursuant to employee benefit plans or outstanding derivative securities), the Company may, in the future, issue common stock in connection with the activities described above or otherwise.

The increase in the authorized shares of common stock will not have any immediate effect on the rights of existing shareholders. However, as discussed above, if the shareholders approve the proposed amendment, our Board may cause the issuance of additional shares without further vote of our shareholders. These future issuances may be dilutive to our current common shareholders and may cause a reduction in the market price of our common stock. Current holders of common stock do not have preemptive or similar rights, which means that current shareholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership. The issuance of additional shares of common stock would decrease the proportionate equity interest of our current shareholders and could result in dilution to our current shareholders.

As discussed above, the proposed amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this Action. For example, in the event of a hostile attempt to obtain control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of common stock, which would dilute the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The proposed amendment therefore may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunity for our shareholders to dispose of their shares at a premium, which is often offered in takeover attempts, or that may be available under a merger proposal. The proposed amendment may have the effect of permitting our current management, including the current Board, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of our business. However, our Board is not aware of any attempt to take control of the Company, and our Board has not presented this Action with the intent that it be utilized as a type of anti-takeover device.

Dissenter’s Rights of Appraisal

Neither the Nevada Revised Statutes nor our Articles of Incorporation or bylaws provide our stockholders with dissenters’ or appraisal rights in connection with the Action discussed in this Information Statement

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

As disclosed under the section entitled “Action to be Taken,” the Board and Majority Stockholders of the Company further approved the Amendment. The Company’s officers, directors and management hold preferred shares that give them voting control of the Company.

As of November 25, 2014, our officers, directors and management have an aggregate of 132,327,375 votes on any matter brought to a vote of the holders of our common stock, or up to 38.92% of the total vote.

Except the foregoing and disclosed elsewhere in this Information Statement, being the commencement of our last financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	Any director or officer of our corporation;

2.	Any proposed nominee for election as a director of our corporation; and

3.	Any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled “Security Ownership Of Certain Beneficial Owners And Management.”

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, November 25, 2014 (the “Shareholder Consent”), the Company had 214,963,227 shares of Common Stock issued and outstanding, and there were 1,000,000 shares of Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval. Each share of Preferred Stock is entitled to 125 votes for each share on all matters submitted to a stockholder vote.

On November 25, 2014, the holders of 50.75% of the voting rights equivalent to 22.11% of the outstanding shares of our Common Stock and 100.0% of the outstanding shares of our Preferred Stock, each share of Preferred Stock having the equivalent of 125 votes as of the date of the Shareholder Consent, executed and delivered to the Company the Written Consent approving the action set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The Nevada Revised Statues provides in substance that unless the Company’s articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of shares of our common stock as of November 25, 2014 by:

●	each of our directors;
●	each of our named executive officers;
●	all of our executive officers and directors as a group; and
●	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting and investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. To our knowledge, except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown opposite such person’s name.

The beneficial owners of all issued shares have voting rights over such shares, whether or not such owners have dispositive powers with respect to the shares, and such shares are included in each person’s beneficial ownership amount. For the avoidance of doubt, if a beneficial owner does not have dispositive powers with respect to certain shares, each such person maintains voting control over these shares, and such shares are included in the determination the person’s beneficial ownership amount.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (#)	Percent of Outstanding Shares (2) (%)	Percent of Voting Rights (2)(%)
Named Executive Officers and Directors:
Rondald L. Wheet
Chief Executive Officer and Chairman (3)	12,228,250	8.13%	46.92%
Dr. Thomas Beahm, Director (4)	3,599,125	2.39%	1.31%
Executive Officers and Directors as a group (2 persons)	15,827,375	10.52%	48.23%

(1)	Unless otherwise indicated, the address of each beneficial owner listed above is c/o Rondald L. Wheet, Revolutions Medical Corporation, 1124 Park West Blvd. Suite #102, Mount Pleasant, SC 29466.
(2)	Based on 214,963,227 shares of Common Stock and 1,000,000 shares of Preferred Stock outstanding as of November 25, 2014.
(3)

Mr. Wheet beneficially owns shares of Common Stock, which includes 4,228,250 shares of common stock and 7,000,000 options to purchase 7,000,000 shares of common stock at a price of $0.01 per share. Mr. Wheet also owns 1,000,000 shares of Preferred Stock, which are convertible into 1,000,000 shares of common stock and give him the right to vote 125 common shares for each share of Preferred Stock.

(4)	This total includes 2,000,000 options to purchase 2,000,000 shares of the Company’s common stock at a price of $0.01 per share.

INFORMATION STATEMENT COSTS

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our common stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our common stock.

HOUSEHOLDING OF INFORMATION STATEMENT

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of our information statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to c/o Rondald L. Wheet, Revolutions Medical Corporation, 1124 Park West Blvd. Suite #102, Mount Pleasant, SC 29466. Any stockholder who wants to receive separate copies of our Information Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address.

By Order of the Board of Directors

December __, 2014	/s/ Rondald L. Wheet
Rondald L. Wheet Chief Executive Officer

EXHIBIT A

ARTICLES OF AMENDMENT OF

ARTICLES OF INCORPORATION OF

REVOLUTIONS MEDICAL CORPORATION

[DRAFT AMENDMENT]